Calculation of Filing Fee Tables
S-3
MFA FINANCIAL, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock	415(a)(6)			$ 300,000,000.00			S-3	333-267632	09/27/2022	$ 44,280.00
			Total Offering Amounts:				$ 300,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Securities being offered under this prospectus supplement include unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(5) on February 29, 2024, or the Prior Prospectus Supplement, and an accompanying base prospectus dated September 27, 2022, pursuant to a Registration Statement on Form S-3 (File No. 333-267632) filed with the Securities and Exchange Commission, or the SEC, on September 27, 2022, or the Current Shelf Registration Statement. As of the date hereof, the registrant has not sold $300,000,000 of the securities registered pursuant to the Prior Prospectus Supplement, or the Unsold Securities. In accordance with Rule 415(a)(6) under the Securities Act, $300,000,000 aggregate amount of Unsold Securities are included in this prospectus supplement. Pursuant to Rule 415(a)(6), this "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the Current Shelf Registration Statement to continue the offering of Unsold Securities initially registered under the Prior Prospectus Supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $300,000,000.00. The prospectus is a final prospectus for the related offering.